UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 12, 2025

SUMMIT NETWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3010-8888 Odlin Cresent

Richmond, BC Canada V6X 3Z8

(Address of principal executive offices)

+ 1-604-232-3968

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Election of Directors and Appointment Of Certain Officers

On October 12, 2025, the board of directors (the “Board”) appointed Ms. Lei (Leila) Yang as a new independent director of the Company and also designated her as the Chair of the Audit Committee and the Board’s audit committee financial expert. Her biographical information is as follows:

Lei (Leila) Yang, age 69

Ms. Yang has worked as a bookkeeper at the Beijing Zhongke Qingfeng Technology Co., Ltd from 2024 to the present and she has also served as Chairman of the Board of Directors at Fairy Farm (Beijing Technology Co., Ltd) from 2019 to the present.  From 2021 to 2024, she was a Senior Manager at Yixian Datong Technology Group Co., Ltd. in Cangzhou, China. From 2011 to 2018.  She was the Chief Accountant at China Kingho Energy Group Ltd. in Beijing, China.  From 2011 to 2014 she was Chairman of the Supervisory Board for Lanpec Technologies Ltd. in Lanzhou City, Gansu Province.  From 2008 to 2011 she was Chairman of the Advisory Board for YTO Group Corporation in Luoyang, Henan.  In 1983, Ms. Yang earned a bachelor’s degree in accounting at the Renmin University of China, located in Beijing, China.

Director Resignations

On October 15, 2025, Youyang (John) Cheng resigned from the Board upon the expiration of his engagement term, effective the same date. On October 15, 2025, Xuezhi (George) Ma also resigned from the Board and from the Audit Committee, effective the same date. Their resignations did not result from any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Successor / Re-appointment

On October 15, 2025, the Board re-appointed Jian Hua (James) Shu to serve as an Independent Director (second term) and concurrently as Vice Chair of the Audit Committee, effective the same date, to serve pursuant to the Company's bylaws until his successor is duly appointed and qualified or until his earlier resignation or removal. There are no arrangements or understandings between Mr. Shu and any other person pursuant to which he was selected as a director, and there are no related-party transactions with Mr. Shu requiring disclosure under Item 404(a) of Regulation S-K.

Biography

Mr. Shu, age 73, was employed as a Head of Operations at Cara Operations Limited (“COL”) from May 1990 to June 2016. COL is in the airline services business. In 1985 Mr. Shu earned a degree in Industrial Economics Management at Shanghai University of Finance and Economics, located in Shanghai, China.

Committee Reconstitution

Effective October 15, 2025, the Board reconstituted the Audit Committee to consist of three independent directors as follows: Lei(Leila)Yang (Chair; audit committee financial expert), Jian Hua (James) Shu (Vice Chair), and Nancy (Member).

Compensatory Arrangements

Ms. Yang’s independent director agreement became effective October 12, 2025. Under the agreement: (i) there are no equity awards or option grants; (ii) there is no cash retainer; (iii) upon completion of each quarterly or annual filing package and delivery of the Audit Committee's voting memorandum, Ms. Yang is eligible for a C$200 document fee per Form 10-Q or Form 10-K; and (iv) she is eligible for an annual C$3,000 stipend for online governance coordination. The term is two (2) years. These amounts are not contingent on audit opinions or filing outcomes.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On October 12, 2025, the Board approved amendments to Article III of the Company’s Bylaws to: (1) permit annual and special meetings of securityholders to be held virtually or in person, with identity verification, real-time participation and voting, and real-time recordkeeping; (2) require that the annual meeting be held no later than 120 days after the Company’s December 31 fiscal year-end; and (3) set the quorum for meetings of securityholders at not less than one-third (1/3) of the voting power entitled to vote at the meeting.

The full text of the Bylaws amendment is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

(d) Exhibits.

Exhibit	Description
3.02	Resolution Re Amendment to Bylaws
99.1	Resignation of Xuezhi Ma dated October 15, 2025
99.2	Resignation of Youyang Cheng dated October 15, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Summit Networks Inc.

Date: October 17, 2025	By:	/s/Chao Long Huang
Chao Long Huang
Chief Executive Officer
(Principal Executive Officer)